SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   ----------

                                    FORM 8-K/A

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                January 13, 1998

                              TEARDROP GOLF COMPANY
             (Exact name of Registrant as specified in its Charter)

        Delaware                     0-29014                 52-105660
 (State or other juris-            (Commission             (IRS Employer
diction of incorporation)          File Number)            Identification
                                                               Number)

                   1080 Lousons Road, Union, New Jersey         07083
               (Address of principal executive office)       (Zip Code)

        Registrant's telephone number including area code: (908) 688-4445

                                 Not Applicable
         (Former name and former address, as changed since last report)

Item 7.  Financial Statements, Pro forma Financial Information and Exhibits

     (a)  Financial Statements of Business Acquired.

                    TOMMY ARMOUR GOLF COMPANY AND AFFILIATES

                     INDEX TO COMBINED FINANCIAL STATEMENTS

                                                                           Page
                                                                           ----

Report of independent accountants                                           1

Combined statements of operations for the fiscal
 years ended September 30, 1997, 1996 and 1995                              2

Combined balance sheets at September 30, 1997 and 1996                      3

Combined statements of changes in invested capital of Parent for
 the years ended September 30, 1997, 1996 and 1995                          4

Combined statements of cash flows for the fiscal years ended
 September 30, 1997, 1996 and 1995                                          5

Notes to combined financial statements                                      6-14

                      [Letterhead of Price Waterhouse LLP]

                        Report of Independent Accountants

To the Boards of Directors and Shareholders of Tommy Armour Golf Company and Affiliates

In our opinion, the accompanying combined balance sheets and the related combined statements of operations, of changes in invested capital of Parent and of cash flows present fairly, in all material respects, the financial position of Tommy Armour Golf Company and its affiliates at September 30, 1997 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended September 30, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ Price Waterhouse LLP

Price Waterhouse LLP
Chicago, Illinois
January 8, 1998

                    TOMMY ARMOUR GOLF COMPANY AND AFFILIATES

                        COMBINED STATEMENTS OF OPERATIONS
                                 (in thousands)

                                                  For the fiscal years ended
                                                        September 30,
                                             ----------------------------------
                                               1997          1996        1995
                                               ----          ----        ----

Net sales (Note 9)                           $ 31,992     $ 56,244     $ 43,411
Cost of products sold (Note 9)                 26,647       28,996       21,361
                                             --------     --------     --------
      Gross profit                              5,345       27,248       22,050
Selling, general and administrative
  expenses (Note 9)                            34,488       24,772       20,977
Research and development expenses                 878          380          282
Management fees to affiliate                     --           --            614
Amortization of goodwill                         --           --            312
Goodwill impairment                              --           --         12,939
                                             --------     --------     --------
      Operating income (loss)                 (30,021)       2,906      (13,074)
Interest expense to affiliate                  (2,234)      (2,606)      (1,222)
Other income (expense), net                       840           (2)         (17)
                                             --------     --------     --------

      Loss before income taxes                (31,415)        (512)     (14,313)

Income tax benefit                            (12,326)        (113)        (294)
                                             --------     --------     --------

      Net loss                               $(19,089)    $   (399)    $(14,019)
                                             ========     ========     ========

                       See notes to financial statements.

                    TOMMY ARMOUR GOLF COMPANY AND AFFILIATES

                             COMBINED BALANCE SHEETS
                                 (in thousands)

                                                             At September 30,
                                                         ----------------------
                                                            1997          1996
                                                            ----          ----
ASSETS
Current assets:
  Cash                                                   $    483      $   --
  Trade receivables, net                                    4,842        16,292
  Inventories, net                                         19,355         5,361
  Other current assets                                        392           363
                                                         --------      --------
      Total current assets                                 25,072        22,016
                                                         --------      --------
Property, plant and equipment, net                          3,998         3,422
                                                         --------      --------
                                                         $ 29,070      $ 25,438
                                                         ========      ========

LIABILITIES AND INVESTED CAPITAL OF PARENT
Current liabilities:
  Trade accounts payable                                 $  1,913      $  5,065
  Accrued expenses and other liabilities                    4,855         4,086
                                                         --------      --------
      Total current liabilities                             6,768         9,151
                                                         --------      --------

Long-term debt due to Parent                               33,096        33,096
Other liabilities                                             766           612
                                                         --------      --------
                                                           40,630        42,859
                                                         --------      --------
Commitments and contingencies                                --            --
Invested capital of Parent                                (11,826)      (17,524)
Translation adjustment                                        266           103
                                                         --------      --------
                                                          (11,560)      (17,421)
                                                         --------      --------
                                                         $ 29,070      $ 25,438
                                                         ========      ========

                       See notes to financial statements.

                    TOMMY ARMOUR GOLF COMPANY AND AFFILIATES

          COMBINED STATEMENTS OF CHANGES IN INVESTED CAPITAL OF PARENT
         FOR THE FISCAL YEARS ENDED SEPTEMBER 30, 1997, 1996, AND 1995
                                 (in thousands)
                                                                Invested Capital
                                                                    of Parent
                                                                    ---------

Balance, September 30, 1994                                         $ 28,825

Net loss                                                             (14,019)

Net transfers to Parent                                                 (921)

Dividend                                                             (29,428)
                                                                    --------

Balance September 30, 1995                                           (15,543)

Net loss                                                                (399)

Net transfers to Parent                                               (1,582)
                                                                    --------

Balance, September 30, 1996                                          (17,524)

Net loss                                                             (19,089)

Net transfers from Parent                                             24,787
                                                                    --------

Balance, September 30, 1997                                         $(11,826)
                                                                    ========

                       See notes to financial statements.

                    TOMMY ARMOUR GOLF COMPANY AND AFFILIATES

                       COMBINED STATEMENTS OF CASH FLOWS
                                 (in thousands)

                                                    For the fiscal years ended
                                                          September 30,
                                                   ---------------------------
                                                   1997       1996       1995
                                                   ---        ----       ----

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                      $(19,089)   $  (399)   $(14,019)
  Adjustments to reconcile net
   loss to net cash provided
   by (used in) operating activities
      Depreciation and amortization                  458        398         733
      Pension expense                                152        221         306
      Goodwill impairment                           --         --        12,939
  Changes in operating assets and
      liabilities:
      Trade receivables, net                      11,450     (7,631)      2,711
      Inventories                                (13,994)     5,124         (67)
      Other current assets                           (29)      (128)       (154)
      Trade accounts payable                      (3,152)     3,578        (822)
      Accrued expenses and other
         liabilities                                 771      1,277        (368)
                                                --------    -------    --------

      NET CASH PROVIDED BY (USED IN)
        OPERATING ACTIVITIES                     (23,433)     2,440       1,259

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property, plant
      and equipment                               (1,226)    (1,010)       (424)
  Disposals of property, plant
      and equipment                                  192         19        --
                                                --------    -------    --------
      NET CASH USED IN INVESTING
         ACTIVITIES                               (1,034)      (991)       (424)

CASH FLOWS FROM FINANCING ACTIVITIES -
  Net cash transfers from (to) Parent             24,787     (1,582)       (921)
                                                --------    -------    --------
      NET CASH PROVIDED BY (USED IN)
        FINANCING ACTIVITIES                      24,787     (1,582)       (921)

  Effect of exchange rate changes
      on cash                                        163         20         120
                                                --------    -------    --------

      INCREASE (DECREASE) IN CASH                    483       (113)         34
  Cash at beginning of year                         --          113          79
                                                --------    -------    --------
  Cash at end of year                           $    483    $  --      $    113
                                                ========    =======    ========

Payments for interest and income taxes are reflected as a component of net cash transfers from (to) Parent. Due to the Company's cash management arrangement with its Parent, such payments cannot be specifically identified.

During the fiscal year ended September 30, 1993 the Company declared a dividend payable to USI of $29,428, which resulted in the execution of a promissory note as opposed to a cash payment. See Note 8.

                       See notes to financial statements.

                    TOMMY ARMOUR GOLF COMPANY AND AFFILIATES

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                             (Dollars in thousands)

NOTE 1 - BASIS OF PRESENTATION AND DESCRIPTION OF BUSINESS

The accompanying combined financial statements of Tommy Armour Golf Company and Affiliates (the "Company") include the accounts of Tommy Armour Golf Company, Tommy Armour Golf Scotland, Ltd. and Tommy Armour Golf Canada, which are indirect wholly-owned subsidiaries of U.S. Industries, Inc. ("USI"). The Company was affected by a series of transactions executed May 31, 1995 and June 5, 1995 through which all of the interest in the Company was transferred from Hanson PLC, a U.K. registered company ("Hanson") or its subsidiaries to U.S. Industries, Inc., a wholly-owned subsidiary of Hanson (the "Demerger").

For the period prior to the Demerger, the financial statements include management fees and related party charges that were paid by the Company to a Hanson affiliate. For the period subsequent to the Demerger, related party charges were paid by the Company to a USI affiliate. See Note 3 for a further description of the related services provided to the Company.

The Company was acquired in prior years under transactions accounted for as purchases. The allocation of acquisition costs has been pushed down in the accompanying combined financial statements to reflect the assets and liabilities of the companies at fair value at the dates of acquisition. All significant intercompany transactions and balances (within the Company) have been eliminated in combination.

The Company manufactures and distributes Tommy Armour brand golf woods, irons and putters. The Company also distributes golf gloves and golf bags. Golf specialty stores and golf course pro shops are the principal markets.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

Inventories

Inventories, net of allowances for obsolescence, are valued at the lower of cost, as determined under the first-in, first-out (FIFO) method, or market value.

Property, Plant and Equipment

Property, plant and equipment are stated at cost, less allowance for depreciation. Depreciation is computed on a straight line basis at rates based on estimated useful lives which range from 3 to 40 years.

                    TOMMY ARMOUR GOLF COMPANY AND AFFILIATES

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                             (Dollars in thousands)

Goodwill

Goodwill represents the excess of the Company's allocated acquisition cost over the fair value of the net assets acquired and is being amortized using the straight-line method over forty years. Goodwill is assessed for recoverability based on the fair value methodology. As discussed in Note 9, the fiscal year ended September 30, 1995 included in a charge of $12,939 to reflect permanent goodwill impairment.

Foreign Currency Translation

The functional currency for the Company's foreign operations is the applicable local currency. Assets and liabilities of foreign subsidiaries are translated at the exchange rates in effect at the balance sheet dates, while revenue, expenses and cash flows are translated at average exchange rates for the period.

Income Taxes

For federal and state income tax purposes, taxable income of the Company was included in the consolidated income tax returns of Hanson prior to the Demerger and USI subsequent to the Demerger. Income tax expense has been provided herein in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," as if the Company had filed separate federal and state income tax returns. The assets and liabilities for current and deferred income taxes have been recognized as a component of Invested Capital of Parent in the accompanying financial statements.

Revenue Recognition

Revenue is recognized upon shipment of product to the customer. The Company warrants certain products against defects and has policies permitting the return of products under certain circumstances. Provisions are made for these costs at the time of sale.

Advertising Costs

Advertising costs are expensed as incurred. Such costs amounted to $10,934, $7,442, and $5,494 for the years ended September 30, 1997, 1996 and 1995, respectively.

                    TOMMY ARMOUR GOLF COMPANY AND AFFILIATES

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                             (Dollars in thousands)

Fair Value of Financial Instruments

The carrying value of short-term financial instruments is a reasonable estimate of their fair value due to their imminent maturity. The fair values of long-term notes payable are based on terms that continue to be available to the Company from USI at the date of the financial statements. Accordingly, book values approximate fair values.

Invested Capital of Parent

All intercompany balances with USI and Hanson affiliates, except for long-term notes payable, are included within the Invested Capital of Parent caption in the accompanying combined financial statements. Except for certain cash balances controlled at the Company level, cash accounts have been controlled on a centralized basis by USI or Hanson affiliates. Accordingly, cash receipts and disbursements have been received or made through USI or Hanson affiliates, resulting in net adjustments to the Company's Invested Capital of Parent.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Estimates are used when accounting for the allowance for doubtful accounts, reserve for returns, inventory obsolescence, long-lived assets, product warranty expenses, employee benefit plans, income taxes and contingencies. It is reasonably possible that actual results could differ significantly from those estimates and significant changes to estimates could occur in the near term.

Earnings Per Share

Since there is no separate capitalization of the Company upon which a per share calculation can be based, historical per share data has not been presented in the accompanying financial statements.

Fiscal Year

The Company's fiscal year ends on the Saturday nearest to September 30 and reflects 52-week or 53-week periods. All fiscal years have been designated as ending on September 30 for convenience of reference.

                    TOMMY ARMOUR GOLF COMPANY AND AFFILIATES

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                             (Dollars in thousands)

NOTE 3 - TRADE RECEIVABLES, NET

                                                          At September 30,
                                                          ----------------
                                                       1997             1996
                                                       ----             ----

       Trade receivables                             $10,561           $18,545
       Reserve for returns and allowances             (4,443)           (1,129)
       Allowance for doubtful accounts                (1,276)           (1,124)
                                                     -------           -------
                                                     $ 4,842           $16,292
                                                     =======           =======

NOTE 4 - INVENTORIES, NET

                                                          At September 30,
                                                          ----------------
                                                       1997             1996
                                                       ----             ----

       Finished products                             $11,248           $1,452
       In-process products                             5,441            1,560
       Raw materials                                   5,859            2,652
       Obsolescence reserve                           (3,193)            (303)
                                                     -------           ------
                                                     $19,355           $5,361
                                                     =======           ======

NOTE 5 - PROPERTY, PLANT AND EQUIPMENT, NET

                                                          At September 30,
                                                          ----------------
                                                       1997             1996
                                                       ----             ----

       Land and buildings                            $4,104            $3,752
       Machinery and equipment                        2,862             2,302
       Furniture and fixtures                         1,259             1,137
                                                     ------            ------
                                                      8,225             7,191
       Less:  allowance for depreciation             (4,227)           (3,769)
                                                     ------            ------
                                                     $3,998            $3,422
                                                     ======            ======

Depreciation expense for the years ended September 30, 1997, 1996 and 1995 was $458, $398 and $421, respectively.

                    TOMMY ARMOUR GOLF COMPANY AND AFFILIATES

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                             (Dollars in thousands)

NOTE 6 - ACCRUED EXPENSES AND OTHER LIABILITIES

                                                         At September 30,
                                                         ----------------
                                                      1997              1996
                                                      ----              ----

       Payroll and related benefits                  $3,365            $2,054
       Sales promotion                                  265               625
       Warranty                                         388               388
       Real estate taxes                                150               162
       Advertising                                      202               447
       Legal and professional                           292               313
       Other                                            193                97
                                                     ------            ------
                                                     $4,855            $4,086
                                                     ======            ======

NOTE 7 - PENSION PLANS

Domestic Benefit Plans

The Company has a defined benefit pension plan covering substantially all its U.S. employees. Pension benefits under the plan are based primarily on years of credited service and compensation as defined under the respective plan provisions. The Company's funding policy is to contribute amounts to the plan sufficient to meet the minimum funding requirements set forth in the Employee Retirement Income Security Act of 1974, plus such additional amounts as the Company may determine to be appropriate from time to time.The Company also sponsors a defined contribution plan. Contributions relating to the defined contribution plan are made based upon the plan's provisions.

Net period pension cost for U.S. pension plans included the following components:

                                        For the fiscal years ended September 30,
                                        ----------------------------------------
                                             1997         1996         1995
                                             ----         ----         ----

Defined benefit plan:
       Service cost                         $ 586        $ 546        $ 573
       Interest cost                          199          149          127
       Actual return on plan assets          (589)        (235)        (177)
       Net amortization and deferral          314           99           65
                                            -----        -----        -----
          Net period pension cost
            for defined benefit plans         510          559          588

Defined contribution plans                    106          120           93
                                            -----        -----        -----

       Total pension expense                $ 616        $ 679        $ 681
                                            =====        =====        =====

                    TOMMY ARMOUR GOLF COMPANY AND AFFILIATES

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                             (Dollars in thousands)

Assumptions used in the accounting for the defined benefit plans were as follows:

                                     For the fiscal years ended September 30,
                                     ----------------------------------------
                                          1997        1996         1995
                                          ----        ----         ----

Weighted average discount rate            7.5%        7.75%        7.75%
Rates of increase in
  compensation levels                     4.5%         4.5%         4.5%
Expected long-term rate of
  return on assets                        9.0%         9.0%         9.0%

The funded status and amounts recognized in the combined balance sheets for the Company's U.S. defined benefit pension plan was as follows:

                                                            At September 30,
                                                         ---------------------
                                                         1997             1996
                                                         ----             ----

Actuarial present value of benefit
 obligations
  Vested benefit obligation                             $ 2,257         $ 1,426
  Nonvested benefit obligation                              178             172
                                                        -------         -------
Accumulated benefit obligation                          $ 2,435         $ 1,598
                                                        =======         =======

Projected benefit obligation                            $ 3,670         $ 2,596
Plan assets at fair value                                (2,990)         (2,148)
                                                        -------         -------

Projected benefit obligation in
 excess plan assets                                         680             448

Unrecognized prior service cost                            (148)           (195)
Unrecognized net gain                                       193             320
                                                        -------         -------
Accrued pension costs                                   $   725         $   573
                                                        =======         =======

Foreign Benefit Arrangements

Pension and other employee benefits of the Company's foreign subsidiaries are primarily provided by government sponsored plans and are being accrued currently over the period of active employment. The costs of such plans are not significant.

NOTE 8 - RELATED PARTY TRANSACTIONS

USI and Hanson affiliates have provided certain management, legal, employee benefit and accounting services to the Company. In 1995, Hanson charged the Company a management fee for services rendered. This charge did not necessarily approximate costs which might have been incurred if the Company was on a stand-alone basis. Management fee charges amounted to $614

                    TOMMY ARMOUR GOLF COMPANY AND AFFILIATES

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                             (Dollars in thousands)

for the year ended September 30, 1995. The Company was not charged for these services in the years ended September 30, 1997 and 1996.

Prior to the Demerger, the Company had executed a promissory note with Hanson in the amount of $3,439, with interest at the rate of 10 percent per annum. In connection with the Demerger, Hanson affiliates received payment for their entire investment in the Company, which included the long-term debt of $3,439 and accrued interest through the Demerger totaling $229. Subsequent to the Demerger, the Company executed promissory notes with a USI affiliate totaling $33,096, $29,428 for a dividend declaration to a USI affiliate and $3,668 for the repayment of the Hanson note and accrued interest. These notes mature on September 15, 2005, with an interest rate of 9 percent per annum through December 31, 1995, at which time they were amended to accrue interest at a rate of 7.5 percent per annum. Interest expense relating to the notes with USI and Hanson affiliates totaled $2,234, $2,606 and $1,222 for the years ended September 30, 1997, 1996, and 1995, respectively.

During the years ended September 30, 1997 and 1996, the manufacturing and certain sales, general, administrative, distribution and research and engineering expenses of the Company were shared with Odyssey Golf, Inc. (Odyssey), formerly a wholly-owned subsidiary of the Company which was sold in August, 1997. Accordingly, certain allocations have been made between the Company and Odyssey which may not be indicative of actual expenses if they were stand-alone operations for the periods presented. Such allocations were made on various bases which, in the opinion of management, are reasonable in the circumstances.

NOTE 9 - PRODUCT LAUNCH EXPENSES

During fiscal 1997, the Company incurred substantial costs in connection with the launch of a new line of titanium irons, including increased advertising, tour, promotional, research and development and engineering costs. In addition, production substantially exceeded the ultimate demand for the new irons, as the product launch did not meet management's expectations.

                    TOMMY ARMOUR GOLF COMPANY AND AFFILIATES

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                             (Dollars in thousands)

In connection with the launch of the titanium irons and with the sale of Odyssey, in the fourth quarter of fiscal 1997, the Company recorded charges totaling $9,872 including severance, write-downs of tour contracts, inventory obsolescence, sales markdowns and other charges to reflect the above events. These charges are included in the following accounts in the Combined Statements of Operations:

        Net sales                           $4,100
        Cost of products sold                2,799
        Selling, general and
          administrative expenses            2,973
                                            ------
                                            $9,872
                                            ======

NOTE 10 - GOODWILL IMPAIRMENT

Goodwill represents the excess of the purchase price over the fair value of net assets acquired and is amortized using the straight-line method over forty years. The Company periodically assesses the carrying value of recorded goodwill to determine if there are indications that its carrying value may be impaired. The fair value methodology is used by the Company to ascertain the recoverability of its carrying value, when there are indications of impairment. In the event that such fair value is below its carrying value, the Company writes off goodwill to the extent indicated by the analysis.

The fair value methodology is applied to determine the recoverable value of the Company using ranges of fair value obtained from independent appraisers. In developing these ranges, the independent appraisers consider (a) publicly available information, (b) financial projections, (c) the future prospects of the Company as discussed with senior operating and financial management, (d) publicly available information regarding comparable publicly traded companies,
(e) market prices, capitalizations and trading multiples of comparable public companies and (f) other information deemed relevant. In reviewing these valuations and considering the need to record a charge for impairment of enterprise value and goodwill to the extent it is part of the enterprise value, the Company also evaluates solicited and unsolicited bids for the Company.

As a result of the above policy, the Company recorded a pre-tax charge of $12,939 in the fiscal year ended September 30, 1995 to reflect its assessment of permanent goodwill impairment.

                    TOMMY ARMOUR GOLF COMPANY AND AFFILIATES

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                             (Dollars in thousands)

NOTE 11 - INCOME TAXES

The company's effective income tax benefit differs from the statutory federal income tax benefit as follows:

                                                 For the fiscal years ended
                                                        September 30,
                                               -------------------------------
                                               1997         1996          1995
                                               ----         ----          ----
Income tax at federal
  statutory rate                             $(10,996)      $(179)      $(5,051)
State income taxes (net of
  federal benefit)                             (1,409)        (13)          (34)
Goodwill amortization                            --          --             183
Goodwill impairment                              --          --           4,529
Other                                              79          79            79
                                             --------       -----       -------
                                             $(12,326)      $(113)      $  (294)
                                             ========       =====       =======

NOTE 12- EXPORT SALES

Export sales for the years ended September 30, 1997, 1996 and 1995 were $6,088, $4,144 and $4,531, respectively, including $4,035, $2,424 and $2,571, respectively, to customers in Japan and Korea.

NOTE 13 - COMMITMENTS AND CONTINGENCIES

The Company is involved in various legal proceedings that have arisen in the normal course of business, including those relating to commercial transactions, product liability and environmental matters. It is management's opinion, based on the advice of counsel, that the ultimate resolution of such litigation will not have a material adverse effect on the Company's financial position or results of operations.

NOTE 14 - SUBSEQUENT EVENT

Pursuant to an asset purchase agreement dated October 31, 1997, the Company sold substantially all of its assets and liabilities to TearDrop Golf Company ("TearDrop"). In consideration, TearDrop agreed to issue the Companys' shareholders one million shares of TearDrop's common stock, and 100,000 shares of TearDrop's preferred stock with a redemption value of $10,000,000. TearDrop also paid the Company's shareholders $10,000,000 cash. The cash portion of the purchase price is subject to adjustment based upon the difference between the Final Net Worth and the Target Net Worth (both terms as defined in the asset purchase agreement). The common stock portion of the purchase price is subject to adjustment based on the price of TearDrop's common stock on the closing date.

     (b)  Pro Forma Financial Information.

PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

   The following Pro Forma Condensed Consolidated Balance Sheet information has been prepared based upon the unaudited historical condensed balance sheet of TearDrop Golf Company ("TDGC") as of September 30, 1997 and the unaudited historical condensed combined balance sheet of Tommy Armour Golf Company ("TAGC") as of September 30, 1997, and sets forth the pro forma balance sheet giving effect to the consummation of the acquisition of TAGC and the related borrowings of $10,000,000 and the issuance of 100,000 shares of Preferred Stock and 1,000,000 shares of common stock in November 1997 as if such transaction had occurred on September 30, 1997. The following Unaudited Pro Forma Condensed Statements of Operations information for the nine months ended September 30, 1997 for TDGC and June 30, 1997 for TAGC and for the years ended December 31, 1996 for TDGC and September 30, 1996 for TAGC have been prepared based upon the unaudited historical statement of operations for the nine months ended September 30, 1997 and the audited historical statement of operations for the year ended December 31, 1996 of TDGC and the unaudited historical combined statement of operations for the nine months ended June 30, 1997 and the audited historical combined statement of operations for the year ended September 30, 1996 of TAGC and sets forth the pro forma statements of operations information giving effect to the acquisition of TAGC and the related borrowings of $10,000,000 and the issuance of 100,000 shares of Preferred Stock and 1,000,000 shares of Common Stock as if such transaction had occurred at the beginning of each period.

   The following Unaudited Pro Forma Condensed Consolidated Balance Sheet information and Unaudited Pro Forma Condensed Consolidated Statements of Operations information are not necessarily indicative of the actual financial position or results of operations that would have been reported if the events described above had occurred as of September 30, 1997 or at the beginning of each period, nor do they purport to indicate the results of the Company's future operations. Furthermore, the pro forma results do not give effect to all cost savings, or incremental costs that may occur as a result of the integration and consolidation of the operations of TAGC into the operations of TDGC. In the opinion of management, all adjustments necessary to present fairly such pro forma financial information have been made. The allocation of the TAGC purchase price is preliminary, but is not expected to differ materially from the purchase price allocation reflected herein.

                             TearDrop Golf Company

            Unaudited Pro Forma Condensed Consolidated Balance Sheet
                               September 30, 1997
                                    ($000's)

                                                                Tommy
                                                  TearDrop      Armour      Pro Forma
                                                    Golf        Golf         Adjust-
                                                  Company       Company       ments             Pro Forma

ASSETS
Current Assets
     Cash and equivalents                          $  866      $   483        $  (483) a         $   866
     Accounts receivable, net                         372        4,842                             5,214
     Inventories                                      355       19,355                            19,710
     Prepaid and other
        current assets                                458          392                               850
                                                   ------      -------        -------            -------
Total Current Assets                                2,051       25,072           (483)            26,640

Property, Plant and Equipment, net                    269        3,998            602 b            4,869
Intangible Assets, net                                 27                       1,645 c            1,672
Other Assets                                           12                       1,500 d            1,512
                                                   ------      -------        -------            -------
TOTAL ASSETS                                       $2,359      $29,070        $ 3,264            $34,693
                                                   ======      =======        =======            =======

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
     Current portion of capital
        lease obligation                           $   20                                        $    20
     Accounts payable                                 662       $1,913                             2,575
     Accrued expenses                                            4,855        $   300 c            5,155
                                                   ------      -------        -------            -------
Total Current Liabilities                             682        6,768                             7,750

Other Liabilities                                               33,862       $(33,096)e              766
Loans Payable to Bank                                                          10,000 f           10,000
Note Payable to Stockholder                           412                                            412
Capital Lease Obligation                               47                                             47

Stockholders' Equity
     Preferred stock                                                           10,000 g           10,000
     Common stock                                      22                          10 h               32
     Capital in excess of par value                 6,564                       4,490 j           11,054
     Accumulated deficit                           (5,368)                                        (5,368)
     Net deficiency of company acquired                        (11,560)        11,560 k                0
                                                   ------      -------        -------            -------
Total Stockholders' Equity                          1,218      (11,560)        26,060             15,718
                                                   ------      -------        -------            -------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY         $2,359      $29,070        $ 3,264            $34,693
                                                   ======      =======        =======            =======

 TearDrop Golf Company
 Unaudited Pro-Forma Condensed Consolidated Statement of Operations Nine Months Ended September 30, 1997
 ($000's omitted)


                                                     TearDrop      Tommy Armour
                                                   Golf Company    Golf Company                        Pro Forma
                                                   --------------------------------------------       -----------
                                                    Nine Months    Nine Months     Pro Forma
                                                   Ended 9/30/97  Ended 6/30/97   Adjustments
                                                   --------------------------------------------       ----------

 SALES                                                   $ 2,415       $ 34,717                         $ 37,132

 COST OF SALES                                               565         21,383                           21,948
                                                   --------------------------------------------       ----------

 GROSS PROFIT                                              1,850         13,334                           15,184

 SELLING, GENERAL AND
     ADMINISTRATIVE EXPENSES                               4,975         31,098        $   180  m         36,253
                                                   --------------------------------------------       ----------

 LOSS FROM OPERATIONS                                     (3,125)       (17,764)          (180)          (21,069)

 INTEREST INCOME (EXPENSE)                                    38         (1,696)         1,058  l           (600)

 INCOME TAX  BENEFIT                                          --          7,589         (7,589) o             --
                                                   --------------------------------------------       ----------

 NET LOSS                                                 (3,087)       (11,871)        (6,711)          (21,669)

 PREFERRED DIVIDENDS                                                                       450  n            450
                                                   --------------------------------------------       ----------

 INCOME AVAILABLE TO COMMON STOCKHOLDERS                 $(3,087)      $(11,871)       $(7,161)         $(22,119)
                                                   ============================================       ==========

 NET LOSS PER COMMON SHARE                               $ (1.42)                                       $  (6.95)
                                                   =============                                      ==========

 WEIGHTED AVERAGE NUMBER OF COMMON
    SHARES OUTSTANDING                                 2,181,767                                       3,181,767
                                                   =============                                      ==========

 TearDrop Golf Company
 Unaudited Pro-Forma Condensed Consolidated Statement of Operations Year Ended December 31, 1996
 ($000's omitted)


                                                       TearDrop            Tommy Armour
                                                     Golf Company          Golf Company                                Pro Forma
                                                  -----------------------------------------------------------        -------------
                                                     Twelve Months        Twelve Months           Pro Forma
                                                    Ended 12/31/96        Ended 9/30/96          Adjustments
                                                  -----------------------------------------------------------        -------------
 SALES                                                      $  847              $56,244                                   $57,091

 COST OF SALES                                                 407               28,996                                    29,403
                                                  -----------------------------------------------------------        -------------

 GROSS PROFIT                                                  440               27,248                                    27,688

 SELLING, GENERAL AND
      ADMINISTRATIVE EXPENSES                                1,176               25,154               $  240  m            26,570
                                                  -----------------------------------------------------------        -------------

 INCOME (LOSS) FROM OPERATIONS                                (736)               2,094                 (240)               1,118

 INTEREST EXPENSE                                             (174)              (2,606)               1,756  l            (1,024)

 INCOME TAX  BENEFIT                                            --                  113                 (113) o                --
                                                  -----------------------------------------------------------        -------------

 NET INCOME (LOSS)                                            (910)                (399)               1,403                   94

 PREFERRED DIVIDENDS                                                                                     600 n                600
                                                  -----------------------------------------------------------        -------------

 INCOME AVAILABLE TO COMMON STOCKHOLDERS                    $ (910)             $  (399)              $  803               $ (506)
                                                  ===========================================================        =============

 NET INCOME (LOSS) PER COMMON SHARE                         $(1.15)                                                        $(0.28)
                                                  =================                                                  =============

 WEIGHTED AVERAGE NUMBER OF COMMON
    SHARES OUTSTANDING                                     791,100                                                      1,791,100 p
                                                  =================                                                  =============

             Notes to Condensed Consolidated Pro Forma Balance Sheet

     The unaudited pro forma condensed consolidated financial statements give effect to the acquisition of TAGC as if it had occurred on September 30, 1997 for the purpose of the unaudited pro forma condensed consolidated balance sheet and at the beginning of each period presented for purposes of the unaudited pro forma condensed consolidated statements of operations.

     The acquisition was accounted for using the purchase method of accounting. Accordingly, the aggregate consideration paid in connection with the proposed acquisition of TAGC will be allocated to TAGC's assets purchased and liabilities assumed based on their fair market values, and any excess will be treated as goodwill.

   The purchase price was paid with the issuance of 1,000,000 shares of Common Stock (valued at $4,500,000), 100,000 shares of Preferred Stock (valued at $10,000,000) and $10,000,000 in cash.

Balance Sheet

     a.  Adjustment reflects elimination of cash not acquired.

     b. Adjustment reflects the allocation of the purchase price to the fair value of property, plant and equipment.

     c.  Goodwill recorded on the acquisition was calculated as follows:

                Fair value of net assets acquired           $23,155,000
                Purchase price                               24,500,000
                Estimated expenses of acquisition               300,000
                                                            -----------
                Goodwill                                    $ 1,645,000

     d. Adjustment reflects allocation of purchase price to Tommy Armour Trade name.

     e. Adjustment reflects the elimination of advances to TAGC from previous parent company.

     f   Adjustment reflects bank line of credit established and related borrowings to provide cash payment for acquisition.

     g. Adjustment reflects the value of Preferred Stock issued (100,000 shares).

     h. Adjustment reflects par value of Common Stock issued (1,000,000 shares).

     j. Adjustment reflects the value in excess of par value of Common Stock issued.

     k.  Elimination of deficit of TAGC at date of acquisition.

Statement of Operations

     l. Adjustment reflects (a) elimination of interest expense on Tommy Armour Golf Company intercompany loans from parent company offset by
        (b) interest on bank borrowings used to finance acquisition at 8.5%.

     m. Adjustment reflects amortization of goodwill and trademark over 15 years and depreciation of stepped up fixed assets over 20 years.

     n. Adjustment reflects six percent annual dividend on preferred stock issued in connection with the acquisition.

     o. Adjustment reflects elimination of Tommy Armour Golf Company income tax benefit.

     p. Increase in weighted average shares outstanding results from the issuance of 1,000,000 common shares in connection with the acquisition.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this amendment to be signed on its behalf by the undersigned hereunto duly authorized.

                                   TEARDROP GOLF COMPANY


Dated:  January 12, 1998           By:     /s/ Rudy A. Slucker
                                      ----------------------------------
                                   Name:   Rudy A. Slucker
                                   Title:  President and Chief Executive Officer

                                  EXHIBIT INDEX

          Exhibit No.         Description
          -----------         -----------

          3.5 Certificate of Designation of Series A Cumulative* Convertible Preferred Stock*
          10.25               Asset Purchase Agreement*
          10.26               Registration Agreement*
          10.27               Loan and Security Agreement*

----------
*   Previously filed